CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of Xiangtian (USA) Air Power Co., Ltd. of our reports dated October 31, 2017, related to the consolidated financial statements (which report contains an explanatory paragraph describing conditions that raise substantial doubt about Xiangtian (USA) Air Power Co., Ltd's ability to continue as a going concern)  and internal control over financial reporting (which report on internal control over financial reporting expresses an adverse opinion) of Xiangtian (USA) Air Power Co., Ltd. as of July 31, 2017, and for the year then ended, which appears in Xiangtian (USA) Air Power Co., Ltd.’s Annual Report on Form 10-K for the year ended July 31, 2017 filed with the Securities and Exchange Commission on October 31, 2017. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/Weinberg & Company, P.A.

Weinberg & Company, P.A.
Los Angeles, California
April 27, 2018